UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2005, Kana Software, Inc. (“KANA”) entered into a Business Financing Agreement (the “Agreement”) with Bridge Bank, National Association (the “Bank”). The Agreement provides for the Bank to make advances to KANA until November 29, 2006 of up to $7,000,000 in aggregate, to issue up to $2,000,000 in aggregate of letters of credit, to provide cash management services and to provide entry into foreign exchange forward contracts. Pursuant to the Agreement, KANA is required to pay finance charges related to the credit facility, letters of credit, cash management and foreign exchange forward contracts. Loans under one subfacility (not exceeding the lesser of $5,000,000 or 80% of eligible accounts receivable) will bear interest at the prime rate plus two percentage points, and loans under another subfacility (not exceeding $6,000,000) will bear interest at the prime rate plus one-half percentage point. KANA’s obligations under the Agreement are secured by certain assets of KANA.

KANA is subject to customary affirmative and negative covenants under the Agreement, including restrictions on the ability to incur additional indebtedness, maintenance of a monthly liquidity ratio of at least 3.00 to 1.00 and limitation of actual losses to less than 120% of the projected losses for each quarter.

The Agreement includes customary events of default, including bankruptcy events, entry of judgments against KANA, occurrence of or reasonably likely occurrence of material adverse changes, cross defaults with certain indebtedness and change of control in KANA. Upon the occurrence of an event of default, the Bank may cease to provide advances.

The Agreement will be terminated on the earlier of (i) the date in which all obligations of KANA to the Bank are paid in full, or (ii) the date on which the Bank elects to terminate the Agreement pursuant to the terms of the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with KANA entering into a Business Financing Agreement (the “Agreement”) with Bridge Bank, National Association, KANA and Silicon Valley Bank have terminated the Amended and Restated Loan and Security Agreement, dated July 10, 2000, which provided among other things, a line of credit of up to $5,000,000, and the various financing agreements thereto. Silicon Valley Bank is in the process of terminating its security interest in KANA’s assets.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.01	Business Financing Agreement, dated as of November 30, 2005, between Bridge Bank, National Association and Kana Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: December 7, 2005

EXHIBIT INDEX

Number	Description
10.01	Business Financing Agreement, dated as of November 30, 2005, between Bridge Bank, National Association and Kana Software, Inc.